SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 2, 2003

(Date of earliest event reported)

Banknorth Group, Inc.

(Exact name of registrant as specified in its charter)

Maine	001-31251	01-0437984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine	04112-9540

(Address of principal executive offices)	(Zip Code)

(207) 761-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On September 3, 2003, Banknorth Group, Inc. (“Banknorth”) and First & Ocean BanCorp (“First & Ocean”) announced that they had entered into an Agreement and Plan of Merger, dated as of September 2, 2003 (the “Agreement”), which sets forth the terms and conditions pursuant to which a newly-formed subsidiary of Banknorth will be merged with and into First & Ocean (the “Merger”). The Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of First & Ocean (subject to certain exceptions) will be converted into the right to receive $176.00 in cash.

     Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, the approval of the Agreement by the shareholders of First & Ocean and the receipt of requisite regulatory approvals of the Merger and the proposed merger of First & Ocean’s banking subsidiary, First & Ocean National Bank, with and into Banknorth’s banking subsidiary, Banknorth, NA, immediately following consummation of the Merger.

     For additional information, reference is made to the press release, dated September 3, 2003, which is included as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 2, 2003, between Banknorth and First & Ocean

10.1	Form of Shareholder Agreement between each director of First & Ocean and Banknorth (included as Annex A to Exhibit 2.1)

10.2	Form of Termination and Release Agreement by and among David S. Outhouse, First & Ocean, First & Ocean National Bank and Banknorth (included as Annex B to Exhibit 2.1)

10.3	Form of Noncompetition Agreement, dated as of September 2, 2003, by and between Banknorth and David S. Outhouse (included as Annex C to Exhibit 2.1)

99.1	Press Release, dated September 3, 2003

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*     *     *

     The press release included as Exhibit 99.1 and incorporated herein by reference contains forward-looking statements with respect to the financial condition, results of operations and business of Banknorth upon consummation of the Merger, including statements relating to: (a) the estimated cost savings and accretion to reported earnings that may be realized from the Merger and (b) the merger charges expected to be incurred in connection with the Merger. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the Merger cannot be fully realized within the expected time frame; (2) revenues following the Merger are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of Banknorth and First & Ocean are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the markets in which Banknorth will be doing business, are less favorable than expected; (7) legislation or changes in regulatory requirements adversely affect the businesses in which Banknorth would be engaged; or (8) factors which would result in a condition to the Merger not being met.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANKNORTH GROUP, INC.

By:	/s/ Peter J. Verrill

Name:	Peter J. Verrill
Title:	Senior Executive Vice President and
Chief Operating Officer

Date: September 5, 2003

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